United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

IMS HEALTH INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-14049	06-1506026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1499 Post Road, Fairfield, Connecticut  06824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 319-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

                On December 21, 2004, IMS Health Incorporated, a Delaware corporation (“IMS”), and The TriZetto Group, Inc., a Delaware corporation (“TriZetto”), entered into a share purchase agreement (the “Share Purchase Agreement”) pursuant to which, on the same date, IMS sold to TriZetto all of the 12,142,857 shares of common stock, par value $0.001 per share, of TriZetto (“TriZetto Common Stock”) owned by IMS for an aggregate consideration of $ 81,964,284.00, received as follows:  $ 44,550,000.00 in cash and $ 37,414,284.00 in the form of a promissory note due January 21, 2005.  As a result, IMS no longer beneficially owns any shares of TriZetto Common Stock.

                The foregoing description of the Share Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of such agreement. A copy of the Share Purchase Agreement is included as Exhibit 99.1 hereto and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1

Share Purchase Agreement, dated as of December 21, 2004, by and between IMS Health Incorporated and The TriZetto Group, Inc. (filed as Exhibit F to IMS’s Amendment No. 4 to Schedule 13D filed on December 22, 2004 with respect to the TriZetto Common Stock and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED

Date: December 22, 2004	By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit 99.1

Share Purchase Agreement, dated as of December 21, 2004, by and between IMS Health Incorporated and The TriZetto Group, Inc. (filed as Exhibit F to IMS’s Amendment No. 4 to Schedule 13D filed on December 22, 2004 with respect to the TriZetto Common Stock and incorporated herein by reference).